NEWS RELEASE

FOR IMMEDIATE RELEASE

July 31, 2020

CAPITOL FEDERAL FINANCIAL, INC.®
APPOINTS CARLTON A. RICKETTS TO BOARD OF DIRECTORS;
INCREASES THE SIZE OF BOARD TO NINE MEMBERS

Topeka, KS - On July 28, 2020, the Board of Directors (the "Board") of Capitol Federal Financial, Inc.® (NASDAQ: CFFN) (the "Company"), the parent company of Capitol Federal Savings Bank (the "Bank"), upon recommendation of the Board’s Nominating Committee, increased the size of the Board from eight members to nine members and appointed Carlton A. Ricketts to the Board, effective August 1, 2020. Mr. Ricketts was appointed to serve in the class of directors that will stand for election at the Company’s next annual meeting of stockholders, to be held in early 2021. Mr. Ricketts also was appointed as a director of the Bank.

Mr. Ricketts began his career at Capitol Federal in 2007 as Chief Strategic Officer and retired as Executive Vice President and Chief Corporate Services Officer in early 2019. In his role as Chief Corporate Services Officer, he directed the Bank’s operations in the areas of Compliance and Risk Management, Information Technology, Human Resources, Facilities, Marketing, Appraisals and the Insurance Agency, in addition to overseeing and participating in examinations with regulators. Prior to joining Capitol Federal, Mr. Ricketts spent 25 years in the electric and gas utility industry as Vice President of Business Services with Missouri Gas Energy and various capacities for Westar Energy, including as the Vice President responsible for managing the company’s operations in the areas of Investor Relations, Corporate Development, and Labor Relations.

Mr. Ricketts holds a Masters of Business Administration and a Bachelor of Science with a major in accounting from Emporia State University. He is committed to community service and is a member of the Kansas University Business School Advisors and Emporia State University Business School Advisors, as well as having served on the Boards of Directors for Midland Care, Family Service and Guidance Center, Emporia State University Foundation, Boys and Girls Club Topeka, Boys and Girls Club Lawrence and Downtown Topeka Rotary Club.

Chief Executive Officer and Chairman John B. Dicus remarked, "Carl Ricketts truly lives Capitol Federal’s belief in Commitment to Community. His extensive background in banking, demonstrated leadership and first-hand knowledge of Capitol Federal will enhance the Board’s oversight of the Company’s operations. He will make a valuable and True Blue® addition to our already stellar board."

Capitol Federal Financial, Inc. is the holding company for the Bank. The Bank has 54 branch locations in Kansas and Missouri, and is one of the largest residential lenders in the State of Kansas. News and other information about the Company can be found at the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on the economic conditions in the Company's local market areas and other market areas where the Bank has lending relationships, on other aspects of the Company's business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates; demand for loans in the Company's market area; the future earnings and capital levels of the Bank, which would affect the ability of the Company to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by the Company with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:

Kent Townsend	Investor Relations
Executive Vice President,	(785) 270-6055
Chief Financial Officer and Treasurer	investorrelations@capfed.com
(785) 231-6360
ktownsend@capfed.com